Exhibit 10.2

UNITRIN, INC.

1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

Amended and Restated

1. Purpose.

The purpose of this 1995 Non-Employee Director Stock Option Plan (“Plan”) of Unitrin, Inc. (“Company”) is to encourage ownership in the Company by non-employee directors of the Company and to attract and retain qualified non-employee personnel to serve as directors of the Company.

2. Administration.

The Plan will be administered by a committee or committees (which term includes subcommittees) consisting of two or more persons appointed by the Board of Directors of the Company. The composition of any committee responsible for administration of the Plan shall comply with the applicable requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Members of a committee will serve for such term as the Board of Directors may determine, subject to removal by the Board of Directors at any time. With respect to any matter, the term “Committee” refers to the committee that has been delegated authority with respect to such matter.

Subject to the provisions of the Plan, the Committee shall have authority: (i) to construe and interpret the Plan; (ii) to define the terms used herein; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to make such changes to the Plan as may become necessary or advisable to comply with the Exchange Act or other legal requirements; and (v) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries.

3. Shares Subject to the Plan.

The shares to be offered under the Plan shall consist of authorized but unissued shares or treasury shares of the Company’s common stock (“Common Stock”) and, subject to adjustment as provided in paragraph 13 hereof, the aggregate amount of Common Stock which may be subject to options granted pursuant to paragraphs 5a, 5b and 5c hereunder (“Options”) shall not exceed 400,000 shares. If any Option granted under the Plan shall expire or terminate for any reason, without having been exercised or vested in full, as the case may be, the unpurchased shares subject thereto shall again be available for Options to be granted under the Plan. Options granted under the Plan will not be qualified as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”). All Options granted under the Plan shall be granted on or before

August 2, 2015, except for restorative options which may continue to be granted after August 2, 2015 until the expiration dates of the original options to which such restorative options relate, subject to the limitation in the last sentence of paragraph 5f.

4. Eligibility.

Each director of the Company who first becomes a director after November 1, 1993 and is not an employee of the Company or any subsidiary of the Company and each director who has retired as an employee of the Company or a subsidiary of the Company shall be eligible to participate in the Plan (“Eligible Directors”). Each Option granted under the Plan shall be governed by an agreement in such form as the Committee shall from time to time approve.

5. Stock Option Grants.

a. Initial Option Grants.

An Option covering 4,000 shares of Common Stock shall be granted to such director on the date that he or she first becomes an Eligible Director.

b. Annual Option Grants.

An Option covering 4,000 shares of Common Stock will be granted to each Eligible Director automatically at the conclusion of each Company Annual Meeting.

c. Retainer Option Grants.

Eligible Directors may file with the Committee or its designee at least six months prior to the commencement of a fiscal year of the Company (“Plan Year”) an irrevocable election to receive an Option in lieu of the Annual Retainer for service during the Plan Year (“Retainer Option”). Retainer Options will be granted on January 2 of a Plan Year (or if January 2 is not a business day, on the next succeeding business day) for service during such Plan Year. The number of shares of Common Stock to be subject to a Retainer Option shall be equal to the nearest number of whole shares determined by dividing the Annual Retainer by the fair market value of a share of Common Stock on the date of grant. For these purposes “Annual Retainer” shall mean the amount of money which the Eligible Director would be entitled to receive for serving as a director during the Plan Year, but shall not include the amount of money which the Eligible Director would be entitled to receive for any other services to be provided to the Company.

Notwithstanding the foregoing, elections to receive Retainer Options may be made at any time during a Plan Year so long as such elections are made at least six months in advance of receiving the corresponding Retainer Options and the director making such election first becomes an Eligible Director less than six months before the commencement of the subject Plan Year. In any such case, the Retainer Option shall be granted on the first business day which is six months and one day after the date of the director’s election to receive a Retainer Option. Such Retainer Option shall pertain only to that portion of the Annual Retainer remaining to be paid during such Plan Year on or after the date of grant.

d. Duration of Options.

Subject to paragraph 9, below, each Option granted pursuant to this paragraph 5 and all rights associated therewith shall expire ten years from the date of grant.

e. Purchase Price.

The purchase price of the stock covered by each Option shall be the fair market value (as defined in paragraph 6) of a share of Common Stock as of the date of the grant of such Option.

f. Exercise of Options.

Options granted hereunder shall be exercisable during an Option holder’s lifetime only by the Option holder or by his or her guardian or legal representative. Each Option granted under this Plan shall be exercisable in full one year after the date of the grant. No Option may be exercised for a fraction of a share and no partial exercise of any Option may be for less than: (i) one hundred (100) shares; or (ii) the total number of shares then eligible for exercise, if less than one hundred (100) shares.

Before shares will be issued in connection with an Option exercise, the purchase price for the shares shall be paid in full: (i) in cash or by check payable to the order of the Company; (ii) by Constructive or Actual Delivery of Mature Shares; (iii) by wire transfer to an account specified by the Company or (iv) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Option price (in which case the exercise will be effective upon the earlier of the trade date or receipt of such proceeds by the Company for the related sale of shares). Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their fair market value determined in accordance with paragraph 6 hereof.

For purposes hereof:

(a) the term “Constructive or Actual Delivery” means either: (i) presentation to the Company of a recent brokerage account statement or other written evidence satisfactory to the Committee evidencing beneficial ownership by an Eligible Director of shares of Common Stock other than shares held in 401(k), pension, IRA or similar accounts; or (ii) physical delivery of certificates evidencing shares of Common Stock, properly indorsed for transfer to the Company or with an appropriately executed stock power; and

(b) the term “Mature Shares” means shares of Common Stock that satisfy the following requirements: (i) have been owned by a Participant free of any encumbrances, vesting requirements or similar restrictions for at least six (6) months; and (ii) have not been exchanged or surrendered by Constructive or Actual Delivery in full or partial payment of the Exercise Price and/or the related tax withholding obligations arising out of an Option exercise within the previous six months.

The Committee may from time to time increase or decrease the six-month holding periods specified in (b)(i) and (ii) above in order to satisfy applicable legal or accounting requirements or to secure advantageous treatment for the Company or the Participants under any provision of law or any accounting rule, pronouncement or interpretation by the Financial Accounting Standards Board or its successor. The Committee may eliminate the holding periods in (b)(i) and (ii) above in the event that there are no legal or accounting requirements that they be imposed or if there is no longer any advantage to the Company or the Participants that they be imposed and such elimination is otherwise consistent with applicable legal and accounting requirements. The Company may also reinstate holding periods in order to satisfy applicable legal or accounting requirements or to secure advantageous treatment for the Company or the Participants of the type contemplated above.

Subject to the remaining provisions of this paragraph 5f, if an Eligible Director elects to pay some or all of the exercise price of an Option granted on or after May 3, 2000 (the “Underlying Option”) by Constructive or Actual Delivery of Mature Shares, then such Eligible Director shall be granted an Option to purchase additional shares of Common Stock equal to the number of Mature Shares used by Constructive or Actual Delivery to pay the exercise price (a “restorative option”). The exercise price of a restorative option shall be equal to one hundred percent (100%) of the fair market value of the Common Stock on the date the Underlying Option is exercised. The restorative option shall be fully vested beginning six months after the date of its grant and shall expire on the expiration date of the Underlying Option. All other terms of the restorative option shall be identical to the terms of the Underlying Option. No restorative option shall be granted if, on the date of exercise of the Underlying Option such Option would be scheduled to expire within six months.

6. Fair Market Value of Common Stock.

For purposes of the Plan, the fair market value of a share of Common Stock shall be determined by reference to the closing price on the New York Stock Exchange (or the principal stock exchange or market on which the Common Stock is then listed) or, if the Common Stock is not then listed on a stock exchange or market, by reference to the mean between the bid and asked price of a share as supplied by the National Association of Securities Dealers (or its successor in function), in each case as reported by The Wall Street Journal, for the date on which the Option is granted or exercised, as the case may be, or if such date is not a business day, for the business day immediately preceding such date or, if for any reason no such price is available for such date, then by reference to the most recent closing price or the mean between the bid and asked price of a share for the last date on which the Common Stock was traded.

7. Withholding Tax.

Upon the exercise of Options issued hereunder, the Company shall have the right to require the Option holder to pay the Company the amount of taxes, if any, which the Company may be required to withhold with respect to such shares.

8. Transferability.

Options granted hereunder shall not be transferable, other than by will or the laws of descent and distribution, except to the extent: (i) transfer is permitted by Rule 16b-3 of the Exchange Act; and (ii) approved by the Committee. Subject to the foregoing, Options shall not be assigned, pledged or otherwise encumbered by the holder thereof, either voluntarily or by operation of law.

9. Termination of Directorship.

All rights of a director in an Option, to the extent that the Option has not been exercised, shall terminate three months after the date of the termination of his or her services as a director for any reason other than: (i) the death of the director; (ii) cessation of services as a director because the individual, although nominated by the Board of Directors, is not elected by the shareholders to the Board of Directors; or (iii) retirement because of total and permanent disability as defined in Section 22(e)(3) of the Code (collectively, “Termination Events”). If a director ceases to be a director of the Company because of a Termination Event, his or her unvested Options shall vest immediately. All vested Options shall expire twelve months after the date of a Termination Event.

10. No Right to Continue as a Director.

Neither the Plan nor the granting of an Option under the Plan shall constitute or be evidence of any agreement or understanding that any director has a right to continue as a director for any period of time or at any particular rate of compensation.

11. Restrictions on Disposition of Shares.

Each Option shall provide that the holder, by accepting such Option, represents and agrees, for the Option holder and the Option holder’s permitted transferees, that none of the shares acquired upon exercise of such Option will be acquired with a view towards any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any applicable “blue sky” laws, and the holder of such Option shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation by such person of the Securities Act of 1933, as amended, or state blue sky law.

12. Privileges of Stock Ownership.

No Option holder shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of Common Stock issuable with respect to such Option until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon the exercise of an Option unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of the National Association of Securities Dealers or any national securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

13. Adjustments.

If the outstanding shares of the Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options, which shall have been granted prior to any such change, and to the number of shares covered by initial and annual Option grants under paragraph 5, shall likewise be made. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Options but with a corresponding adjustment in the price for each share or other unit of security covered by the Option. Share amounts specified in paragraphs 3, 5a and 5b of this Amended and Restated Plan have been restated in accordance with this paragraph 13 to reflect the Company’s 2-for-1 stock split effective March 26, 1999.

Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, the Plan shall terminate, and all Options theretofore granted shall immediately become exercisable.

No fractional shares of stock shall be issued under the Plan on any such adjustment.

14. Amendment and Termination of Plan.

The Board of Directors may at any time terminate the Plan. The Board of Directors may also at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall become effective without the approval of the Company’s shareholders if such approval is required in order to comply with Rule 16b-3 of the Exchange Act or any other applicable law or regulation. Notwithstanding the foregoing, Plan provisions relating to the amount, price and timing of Options may be amended only by action of the shareholders, but not more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules in effect thereunder.

Notwithstanding the foregoing, no amendment or termination of the Plan shall, without specific action of the Board of Directors and the consent of the Option holder, in any way modify, amend, alter or impair any rights or obligations under any Option theretofore granted under the Plan.